PURCHASE AND SALE AGREEMENT

Offer Date: 10/30/2023

Georgia REALTORS®

2023 Printing

A. KEY TERMS AND CONDITIONS

1. **Purchase and Sale.** The undersigned buyer(s) ("Buyer") agree to buy and the undersigned seller(s) ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.
   a. **Property Identification:** Address: 215 PIEDMONT AVE NE 407
   City ATLANTA, County Fulton County, Georgia, Zip Code 30308
   MLS Number: GAMLS# 10213093 Tax Parcel I.D. Number: 1400510013027-7
   b. **Legal Description:** The legal description of the Property is *[select one of the following below]*:
   ☐ (1) attached as an exhibit hereto;
   ☐ (2) Condominium (attach F204 Condominium Resale Purchase and Sale Exhibit)
   ☐ (3) the same as described in Deed Book ________, Page ________, et. seq., of the land records of the above county; **OR**
   ☐ (4) Land Lot(s) ________ of the ________ District, ________ Section/GMD, Lot ________, Block ________, Unit ________, Phase/Section ________ of ________ Subdivision/Development, according to the plat recorded in Plat Book ________, Page ________, et. seq., of the land records of the above county.

2. **Purchase Price of Property to be Paid by Buyer.** $165,000.00

3. **Closing Costs.** **Seller's Contribution at Closing:** $

4. **Closing Date and Possession.** Closing Date shall be 11/22/2023 with possession of the Property transferred to Buyer ☑ upon Closing **OR** ☐ ___ days after Closing at ___ o'clock ☐ AM **OR** ☐ PM (attach F219 Temporary Occupancy Agreement).

5. **Closing Law Firm.** **Phone Number:**
McMichael & Gray, PC ,549 Amsterdam Ave NE, Suite 4, atlanta

6. **Holder of Earnest Money ("Holder").** (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.) Virtual Property Realty

7. **Earnest Money.** Earnest Money shall be paid by ☑check ☐ACH ☐cash or ☑wire transfer of immediately available funds as follows:
   ☐ a. $ ________ as of the Offer Date.
   ☑ b. $2,000.00 within 3 days from the Binding Agreement Date.
   ☐ c. ________.

8. **Inspection and Due Diligence.**
   a. **Due Diligence Period:** Property is being sold subject to a Due Diligence Period of 3 days from the Binding Agreement Date.
   b. **Option Payment for Due Diligence Period:** In consideration of Seller granting Buyer the option to terminate this Agreement, Buyer:
   (1) has paid Seller $10.00 in nonrefundable option money, the receipt and sufficiency of which is hereby acknowledged; plus
   (2) shall pay directly to Seller additional option money of $________ by ☐ check ☐ ACH or ☐ wire transfer of immediately available funds either ☐ as of the Offer Date; **OR** ☐ within _____ days from the Binding Agreement Date. Any additional option money paid by Buyer to Seller ☐ shall (subject to lender approval) or ☐ shall not be applied toward the purchase price at closing and shall not be refundable to Buyer unless the closing fails to occur due to the default of the Seller.

9. **Lead-Based Paint.** To the best of Seller's knowledge, the residential dwelling(s) on the Property (including any portion thereof or painted fixture therein) ☑ was (attach F316 Lead-Based Paint Exhibit) **OR** ☐ was not built prior to 1978.

10. **Brokerage Relationships in this Transaction.**
   a. **Buyer's Broker is** Virtual Properties Realty.com **and is:**
   (1) ☑ representing Buyer as a client.
   (2) ☐ working with Buyer as a customer.
   (3) ☐ acting as a dual agent representing Buyer and Seller.
   (4) ☐ acting as a designated agent where:
   ________ has been assigned to exclusively represent Buyer.
   b. **Seller's Broker is** JP & Assoc. Realtors Metro ATL **and is:**
   (1) ☑ representing Seller as a client.
   (2) ☐ working with Seller as a customer.
   (3) ☐ acting as a dual agent representing Buyer and Seller.
   (4) ☐ acting as a designated agent where:
   ________ has been assigned to exclusively represent Seller.
   c. **Material Relationship Disclosure:** The material relationships required to be disclosed by either Broker are as follows:
   none

11. **Time Limit of Offer.** The Offer set forth herein expires at 2:00 o'clock p.m. on the date 11/4/2023.

Buyer(s) Initials TS Seller(s) Initials MC

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A.

1. Purchase and Sale.
   a. **Warranty:** Seller warrants that at the time of closing Seller will convey good and marketable title to said Property by limited warranty deed subject only to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements (other than any driveway or walkway) do not encroach; (3) declarations of condominium and declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement.
   b. **Examination:** Buyer may examine title and/or obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the closing. If Seller fails or is unable to satisfy valid title objections at or prior to the closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy, if such a policy can be issued on the Property or for the Buyer in this transaction.

2. Purchase Price to be Paid by Buyer. The Purchase Price shall be paid in U.S. Dollars by such method of delivery acceptable to the closing attorney including, but not limited to, wire transfer of immediately available funds.

3. Closing Costs.
   a. **Seller's Contribution at Closing:** At closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction, including without limitation, any commission obligations of Buyer. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller.
   b. **Additional Items Paid by Seller:** In addition to the above, the Seller shall also pay the fees and costs of the closing attorney: (1) to prepare and record title curative documents; (2) for Seller not attending the closing in person; and (3) to handle and deliver payoffs and proceeds.
   c. **Items Paid by Buyer:** At closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; and (3) all other costs, fees and charges to close or relating to the transaction.
   d. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of closing shall be prorated as of the date of closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, Buyer and Seller shall, upon the issuance of the actual tax bill or the appeal being resolved, promptly make such financial adjustments between themselves as are necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

4. Closing Date and Possession.
   a. **Right to Extend the Closing Date:** Buyer or Seller may unilaterally extend the closing date for eight (8) days upon notice to the other party given prior to or on the date of closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding off the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); (2) Buyer's mortgage lender (including in transactions where the financing contingency has expired) or the closing attorney is delayed and cannot fulfill their respective obligations by the date of closing, provided that the delay is not caused by Buyer; or (3) Buyer has not received required estimates or disclosures and Buyer is prohibited from closing under federal regulations. The party unilaterally extending the closing date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the closing date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.
   b. **Keys and Openers:** At Closing, Seller shall provide Buyer with all keys, door openers, codes and other similar equipment pertaining to the Property.

5. Closing Law Firm. Buyer shall have the right to select the closing attorney to close this transaction, and hereby selects the closing attorney referenced herein. In all cases where an individual closing attorney is named in this Agreement but the closing attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the closing attorney. If Buyer's mortgage lender refuses to allow that closing attorney to close this transaction, Buyer shall select a different closing attorney acceptable to the mortgage lender. The closing attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing. In transactions where the Buyer does not obtain mortgage financing, the closing attorney shall represent the Buyer in preparing the Closing documents, attempting to clear title of the Property to the satisfaction of the title insurance company, conducting the Closing, disbursing funds according to the settlement statement signed by the parties and closing attorney, timely recording deeds and issuing an owner's title insurance policy. Other than those services specifically listed above, nothing herein shall obligate the closing attorney to perform other legal services, including, but not limited to, certifying or warranting title of the Property, for the Buyer, except pursuant to a separate engagement agreement signed by the closing attorney and the Buyer.

6. **Holder of Earnest Money.** The earnest money will be paid to Holder in a method of payment acceptable to the Holder. Holder has the right to charge Buyer for any cost associated with receiving of earnest money. Such charge shall be collected separately from the payment of earnest money. The earnest money will be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived.

7. **Earnest Money.**
   a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any unexpired contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.
   b. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the closing of Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made. Any party, real estate licensee or any other person having knowledge of or an interest in the disbursement of the earnest money may object to or provide information regarding the proposed disbursement by giving written notice of the same to Holder within the ten (10) day notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection or other information and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.
   c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.
   d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages (collectively, "Claims") arising out of the performance by Holder of its duties, including Claims caused, in whole or in part, by the negligence of the Holder; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

8. **Inspection and Due Diligence.**
   a. **Buyer's Right to Inspect Property:** Unless otherwise specified herein, the Property is being sold in "as-is" condition with any and all faults. Therefore, Buyer and/or Buyer's representative(s) have the right to carefully inspect the Property to make sure it meets the needs of the Buyer. **If Buyer is concerned that the Property may have been used as a laboratory for the production of methamphetamine, or as a dumpsite for the same, Buyer should review the National Clandestine Laboratory Register – Georgia at www.dea.gov.**
   b. **Buyer's Right to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer is solely responsible for becoming familiar with neighborhood conditions of concern to Buyer that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime and school, land use, government and transportation maps and plans. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.**
   c. **Buyer's Inspection Rights Continue through Closing:** Upon prior notice to Seller, Buyer and/or Buyer's representatives shall have the continuing right through Closing to enter the Property at Buyer's expense and at reasonable times to, among other things, and without limitation, conduct inspections, examinations, evaluations, appraisals, surveys and tests, meet contractors and vendors, measure for renovations, determine the condition of the Property and confirm that any agreed upon repairs have been made. Seller shall cause all utilities, systems and equipment to be on and all parts of the house to be accessible, including basements, attics, and crawlspaces so that Buyer may complete all inspections.
   d. **Buyer's Inspection Indemnification Obligations: Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages related to the exercise of the above inspection rights by Buyer and Buyer's representatives, and Buyer shall promptly pay Seller the actual cost to restore any portion of the Property damaged or disturbed from testing or other evaluations to a condition equal to or better than the condition it was prior to such testing or evaluations. Notwithstanding the above, this indemnification obligation shall not apply to damage resulting from defects in the Property uncovered during the inspection of the Property.**

e. **Lead-Based Paint Hazard Evaluation:** If any portion of the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an Exhibit to the Agreement. Buyer shall have the right to conduct a lead hazard evaluation within ten (10) days from the Binding Agreement Date (or other mutually agreed upon time period) and to terminate this Agreement without penalty upon notice to Seller if lead-based paint and/or lead hazards are found (unless these rights are waived by Buyer in the Lead-Based Paint Exhibit (F316)). If the Lead-Based Paint Exhibit (F316) gives Buyer the right to terminate this Agreement if lead-based paint or lead hazards are found and such notice of termination is not given within ten (10) days from Binding Agreement Date (or other mutually agreed upon time period), the right to terminate for lead-based paint and/or lead hazards shall be waived.

f. **Due Diligence Period:** If the Property is being sold subject to a Due Diligence Period, then: a) this Agreement shall be an option contract during which time Buyer shall have the option, for any reason or for no reason, to terminate this Agreement upon notice to the Seller given prior to the expiration of the Due Diligence Period, in which case Buyer shall be entitled to a return of Buyer's earnest money without penalty; b) Buyer may, during the Due Diligence Period, seek to amend this Agreement to address any concerns Buyer has with the Property or this Agreement; and c) if Buyer has not terminated this Agreement as set forth above, Buyer shall accept the Property in "as-is" condition, subject to any amendment to this Agreement to address concerns agreed to by the parties.

g. **Seller's Duty to Disclose**: Seller shall disclose to Buyer any and all known latent or hidden defects in the Property that could not be discovered by the Buyer during a reasonably careful inspection of the Property.

h. **Warranties Transfer:** Seller agrees to transfer to Buyer, at closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.

i. **Repairs:** All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to Closing unless otherwise agreed to in writing by the Buyer and Seller.

9. **Lead-Based Paint.** If any portion of a residential dwelling on the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an exhibit to this Agreement. The term "residential dwelling" includes any painted fixture or material used therein that was built or manufactured prior to 1978.

10. **Brokerage Relationships in this Transaction.**

a. **Agency Disclosure:** No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

(1) No Agency Relationship: Buyer and Seller acknowledge that: a) if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party; and b) if the same brokerage firm is representing one party as a client and working with the other party as a customer, the Broker and all of Broker's affiliated licensees are representing the client.

(2) Consent to Dual Agency: If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:

i. **Dual Agency Disclosure:** *[Applicable only if Broker is acting as a dual agent in this transaction.]*

(a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

ii. **Designated Agency Disclosure:** If Broker in this transaction is acting in a designated agency capacity, where one licensee of Broker is exclusively representing Buyer and another licensee of Broker is exclusively representing Seller, Buyer and Seller consent to the same and acknowledge that each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent the client assigned to the other designated agent in this transaction.

b. **Brokerage:** Unless otherwise specified herein, the real estate commissions owing to the Seller's Broker and Buyer's Broker, if any, are being paid pursuant to separate brokerage engagement agreements. Buyer and Seller agree that any commissions to be paid to Broker(s) shall be shown on the settlement statement and collected by closing attorney as a pre-condition to Buyer and Seller closing on the Property so long as the same is permitted by Buyer's mortgage lender, if any. The closing attorney is hereby authorized and directed to pay the Broker(s) at closing, their respective commissions pursuant to written instructions from the Broker(s) at closing, their respective commissions pursuant to written instructions from the Broker(s). If the sale proceeds are insufficient to pay the full commission, the party owing the commission shall pay any shortfall at closing. The acceptance by the Broker(s) of a partial real estate commission at the closing shall not relieve the party owing the same from paying the remainder after the closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of the Broker(s) claim to a commission). The Brokers herein are signing this Agreement to reflect their role in this transaction and consent to act as Holder if either of them is named as such. This Agreement and any amendment thereto shall be enforceable even without the signature of any Broker referenced herein. The broker(s) are express third-party beneficiaries to this Agreement.

c. **Disclaimer:** Buyer and Seller have not relied upon any advice or representations of Brokers other than what is included in this Agreement. Brokers shall have no duty to inspect the Property for defects, hazardous conditions, repairs or any other matter or to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural engineer or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation reflects the party's complete understanding as to the substance and form of the special stipulations; b) hereby adopts each special stipulation as the original work of the party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation. Buyer acknowledges that when and if Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

11. Time Limit of Offer. The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

C. OTHER TERMS AND CONDITIONS

1. Notices.

a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.

b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party herein (or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient. Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the party set forth herein (or subsequently provided by the party following the notice provisions herein).

c. **When Broker Is Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker and any affiliated licensee of the Broker representing a party in a client relationship shall be authorized agents of the party for the limited purpose of receiving notice and such notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein) even if it is not opened by the recipient. Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker or the Broker's affiliated licensees are authorized to receive notices delivered by a Delivery Service. The Broker, the Broker's staff and the affiliated licensees of the Broker shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent of a client shall be an authorized agent of the client for the purposes of receiving notice.

2. Default.

a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty.

b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either seek the specific performance of this Agreement or terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein.

c. **Rights of Broker:** In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to Broker in this transaction the commission the Broker would have received had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of commission to be paid to any broker involved in this transaction are incorporated herein by reference. The liquidated damages referenced above are a reasonable pre-estimate of the Broker(s) actual damages and are not a penalty.

d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and commission claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

3. **Risk of Damage to Property.** Seller warrants that at the time of closing the Property and all items remaining with the Property, if any, will be in substantially the same condition (including conditions disclosed in the Seller's Property Disclosure Statement or Seller's Disclosure of Latent Defects and Fixtures Checklist) as of the Offer Date, except for changes made to the condition of Property pursuant to the written agreement of Buyer and Seller. At time of possession, Seller shall deliver Property clean and free of trash, debris, and personal property of Seller not identified as remaining with the Property. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller do not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Offer Date. The date of closing shall be extended until the earlier of one year from the original date of closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Offer Date and a new certificate of occupancy (if required) is issued.

4. **Other Provisions.**
   a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property becomes subject to a condemnation proceeding; and (2) provide Buyer with the details of the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.
   b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the closing attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.
   c. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the closing attorney, mortgage lender and/or the title insurance company to meet their respective requirements.
   d. **Electronic Signatures:** For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the buyer's mortgage lender or the other party.
   e. **Entire Agreement, Modification and Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. This Agreement may not be amended or waived except upon the written agreement of Buyer and Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may not be assigned by Buyer except with the written approval of Seller (SS611) which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement.
   f. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of closing.
   g. **FIRPTA Affidavit:** Unless Seller is a "foreign person", as that term is defined in Section 1445(f)(3) of the Internal Revenue Code, Seller shall deliver to the closing attorney at Closing a FIRPTA (Foreign Investment in Real Property Tax Act) Affidavit indicating that Seller is not a "foreign person". If Seller is a "foreign person", additional taxes may need to be withheld at Closing.
   h. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them. If any party has any questions about his or her rights and obligations under any GAR form, he or she should consult an attorney. Provisions in the GAR Forms are subject to differing interpretations by our courts other than what the parties may have intended. At times, our courts may strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.
   i. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is held to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.
   j. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions therein, amendments thereto, termination thereof or to notices signed by Broker but not the party. However, if authorized in this Agreement, Broker shall have the right to accept notices on behalf of a party (but not send notices from Broker on behalf of a party unless they are signed by the party). Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it shall be resolved by a court or arbitrator having jurisdiction over the dispute, by the written agreement of the Buyer and Seller, or by the Holder but only in making a reasonable interpretation of the Agreement in disbursing earnest money.

k. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party. Notwithstanding any other provision to the contrary contained in this Agreement, it is the express intent of this section that (1) a broker or licensee involved in the real estate transaction may perform the ministerial task of filling in the Binding Agreement Date and (2) sending a fully signed purchase and sale agreement with a specific Binding Agreement Date included, that one of the parties has agreed to, constitutes notice of the Binding Agreement Date to the other party.

l. **Objection to Binding Agreement Date:** If the Buyer or Seller objects to the date entered as the Binding Agreement Date, then within one (1) day from receiving notice of Binding Agreement Date, the party objecting shall send notice of the objection to the other party. The objection shall be resolved by the written amendment between the Buyer and Seller by executing a binding agreement date confirmation (F733). The absence of an agreement on the Binding Agreement Date shall not render this Agreement unenforceable. The failure of a party to timely object will result in the parties accepting the Binding Agreement Date as entered.

m. **Rules for Interpreting This Agreement:** In the event of internal conflicts or inconsistencies in this Agreement, the following rules for how those conflicts or inconsistencies shall be resolved will apply:
(1) Handwritten changes shall control over pre-printed or typed provisions;
(2) Exhibits shall control over the main body of the Agreement;
(3) Special Stipulations shall control over both exhibits and the main body of the Agreement;
(4) Notwithstanding the above, any amendatory clause in an FHA or VA exhibit shall control over inconsistent or conflicting provisions contained in a special stipulation, another exhibit or the main body of the Agreement.

n. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within two (2) years from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

o. **Survival of Agreement:** The following shall survive the closing of this Agreement: (1) the obligation of a party to pay a real estate commission; (2) any warranty of title; (3) all written representations of Seller in this Agreement regarding the Property or neighborhood in which the Property is located; (4) Buyer's indemnification obligations arising out of the inspection of the Property by Buyer and Buyer's representatives; (5) the section on condemnation; (6) the section on attorney's fees; (7) the obligations of the parties regarding ad valorem real property taxes; and (8) any obligations which the parties herein agree shall survive the closing or may be performed or fulfilled after the Closing.

p. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate.

q. **Time of Essence:** Time is of the essence of this Agreement.

5. **Definitions.**

a. **Banking Day:** A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.

b. **Binding Agreement Date:** The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.

c. **Broker:** In this Agreement, the term "Broker" shall mean the licensed Georgia real estate broker(s) or brokerage firm(s) and their affiliated licensees in this transaction unless the context would indicate otherwise.

d. **Business Day:** A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.

e. **Client:** "Client" shall mean a party who is being represented by a Broker pursuant to a written brokerage engagement agreement.

f. **Customer:** The term "Customer" shall mean a party or parties who are not being represented as clients by the Broker with whom the party or parties are working and for whom the Broker may only perform ministerial acts.

g. **Day:** For the purposes of this Agreement, the term "Day" shall mean a full calendar day ending at 11:59 p.m., except as may be provided for elsewhere herein. For the purposes of counting days for determining deadlines, the specific date referenced as either the Binding Agreement Date or the date from which the deadline shall be counted will be day zero.

h. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.

i. **Use of Initials "N/A":** The use of the initials "N/A" or "N.A." in filling out a blank in this Agreement shall mean "not applicable".

6. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, closing attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the seller's proceeds from the closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or seller wiring instructions. The buyer and/or seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and sellers should be on special alert for: 1) emails directing the buyer and/or seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

7. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**
   a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF THE REAL ESTATE COMMISSION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMMISSION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO REAL ESTATE COMMISSION IS PAID TO BROKER, THEN THE SUM OF $100; AND**
   b. **NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

8. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement.
   - ☐ Back-up Agreement Contingency Exhibit (F604) "_______"
   - ☐ Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "_______"
   - ☑ Community Association Disclosure Exhibit (F322) "C"
   - ☐ Condominium Resale Purchase and Sale Exhibit (F204) "_______"
   - ☐ Conventional Loan Contingency Exhibit (F404) "_______"
   - ☐ FHA Loan Contingency Exhibit (F407) "_______"
   - ☑ Lead-Based Paint Exhibit (F316) "A"
   - ☐ Lease Purchase and Sale Exhibit (F207) (to be used with F916) "_______"
   - ☐ Lease for Lease/Purchase Agreement (F916) (to be used with F207) "_______"
   - ☐ Legal Description Exhibit (F807 or other) "_______"
   - ☐ Loan Assumption Exhibit (F416) "_______"
   - ☑ No Financing Contingency Exhibit (F401) "B"
   - ☐ Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
   - ☐ Seller's Property Disclosure Statement Exhibit (F301, F302, F304, F307 or F310) "_______"
   - ☐ Survey of Property as Exhibit "_______"
   - ☐ Temporary Occupancy Agreement for Seller after Closing Exhibit (F219) "_______"
   - ☐ USDA-RD Loan Contingency Exhibit (F413) "_______"
   - ☐ VA Loan Contingency Exhibit (F410) "_______"
   - ☐ Other ______________________________

SPECIAL STIPULATIONS: The following Special Stipulations are made a part of this Agreement.

☐ **Additional Special Stipulations (F246) are attached.**

By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.

Buyer Acceptance and Contact Information

DocuSigned by:
Tan Su

1 **Buyer's Signature**

ARK7 PROPERTIES PLUS LLC-SERIES#ORHOF — 11/2/2023
Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

Michael Cook (dotloop verified 11/03/23 6:01 PM EDT LL2N-FEKM-84M2-ZGCR)

1 **Seller's Signature**

Executor to Estate of Horace Ward
Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

2 **Seller's Signature**

Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

Virtual Properties Realty.com
Buyer Brokerage Firm

Lily Ji — 11/2/2023
Broker/Affiliated Licensee Signature — Date

Lily Ji — 379217
Print or Type Name — GA Real Estate License #

(404) 388-8279
Licensee's Phone Number — Fax Number

lilyji1999@gmail.com
Licensee's E-mail Address

REALTOR® Membership

2750 Premiere Pkwy Suite 200, Duluth, GA 30097
Broker's Address

(770) 495-5050 — 000-000-0000
Broker's Phone Number — Fax Number

VIRT01 — H-31589
MLS Office Code — Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

JP & Assoc. Realtors Metro ATL
Seller Brokerage Firm

Audrey Faye Wagner (dotloop verified 11/03/23 7:29 PM EDT PXXW-NVZB-2475-D2WA)
Broker/Affiliated Licensee Signature — Date

Audrey Faye Wagner — 166698
Print or Type Name — GA Real Estate License #

205-9996760
Licensee's Phone Number — Fax Number

fayewagner.atlanta@gmail.com
Licensee's Email Address

Atlanta Realtors Association
REALTOR® Membership

3372 Peachtree Road, Ste #223, Atlanta, GA 30326
Broker's Address

561-2255774
Broker's Phone Number — Fax Number

JPAR01 — H-77394
MLS Office Code — Brokerage Firm License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of 11/03/2023 and has been filled in by Audrey Wagner.

VPR Virtual Properties Realty

Lead Base Paint Exhibit

"A "

This Exhibit is part of the Agreement with an Offer Date of 10/30/2023 for the purchase and sale or lease of that certain property known as 215 PIEDMONT AVE NE 407, ATLANTA Alabama, 30308

Lead-Based Paint Warning Statement

"Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspection in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase."

Seller's/Lessor's Disclosure (INITIAL) MC 11/03/23

(a) Presence of lead-based paint or lead-based paint hazards (**CHECK ONE BELOW**):

___Known lead-based paint or lead-based paint hazards are present in the housing.

MC Seller has no knowledge of lead-based paint or lead-based paint hazards in the housing.

(b) Records and reports available to the Seller (**CHECK ONE BELOW**):

___Seller has provided the Buyer with all available records and reports pertaining to lead-based paint or lead-based paint hazards in the housing. List documents: ______________________

___Seller has no reports or records pertaining to lead-based paint or lead-based paint hazards in the housing.

Buyer's/Lesee's Acknowledgement (INITIAL) __________

(c) Buyer has received copies of all information listed above.

(d) Buyer has received the pamphlet *Protect Your Family* from *Lead in Your Home*.

(e) Buyer has (**CHECK ONE BELOW**):

___Received a 10-day opportunity (or other mutually agreed upon period) to conduct a risk assessment or inspection for the presence of lead-based paint or lead-based paint hazards

DS TS ✔ Waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint or lead-based paint hazards.

Listing Broker/Licensee Acknowledgement (INITIAL) AW 11/02/23 3:20 PM EDT

(f) Broker/Licensee has informed the Seller of the Seller's obligations under 42 U.S.C. 4852(d) and is aware of Broker/Licensee responsibility to ensure compliance.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

Michael Cook (dotloop verified 11/03/23 6:01 PM EDT GJFE-5PEF-UJGQ-ZFFB)		DocuSigned by: Tan Su 6FEBDED70F2B48B...	11/2/2023
Seller/Landlord	Date	Buyer/Tenant	Date
Seller/Landlord	Date	Buyer/Tenant	Date
Audrey Faye Wagner (dotloop verified 11/02/23 3:20 PM EDT 4DB3-JJLU-OEXC-WU1N)		Lily Ji	10/31/2023
Listing Broker	Date	Selling/Leasing Broker	Date

Any person or persons who knowingly violate the provisions of the Residential Lead-Based Paint Hazard Reduction Act of 1992 may be subject to civil and criminal penalties and potential triple damages in a private civil lawsuit.

NO FINANCING CONTINGENCY EXHIBIT "B"

2023 Printing

This Exhibit is part of the Agreement with an Offer Date of 10/30/2023 for the purchase and sale of that certain Property known as: 215 PIEDMONT AVE NE 407, ATLANTA, Georgia 30308.

1. **Method of Purchase**
   A. ☑ **All Cash Purchase:** Buyer has sufficient liquid assets to purchase the Property in this transaction for "all cash". The Buyer has no right to unilaterally extend the Closing date for eight (8) days for reason of mortgage lender delay. Notwithstanding the above, Buyer shall have the right to extend the closing date for eight (8) days if the closing attorney is not ready except if the basis for the closing attorney not being ready is due to or related to the mortgage lender delay.

   OR

   B. ☐ **Financed Purchase with No Financing Contingency:** Buyer intends to obtain mortgage financing to pay for all or a portion of the sales price of the Property; provided, however, this Agreement shall not be subject to a financing contingency. Even though Buyer is obtaining a mortgage loan, the Buyer has no right to unilaterally extend the Closing date for eight (8) days for reason of mortgage delay. Notwithstanding the above, Buyer shall have the right to extend the closing date for eight (8) days if the closing attorney is not ready except if the basis for the closing attorney not being ready is due to or related to the mortgage lender delay.

2. **Verification of Funds.** Within 1 days from the Binding Agreement Date, Buyer shall be obligated to provide or cause to be provided to Seller information describing in specific detail the source of all Buyer's funds necessary to purchase the Property ("Required Information"). The Required Information shall consist of one or more of the following:
   A. A letter or letters from a trust, stock brokerage firm and/or financial institution holding funds, stocks, bonds and/or other assets (hereinafter collectively referred to as "Assets") of or on behalf of Buyer and dated subsequent to the Binding Agreement Date stating that Buyer has funds in US Dollars of at least an amount specified in the letter and/or Assets on deposit with the institution of a value specified in the letter, that are sufficient to allow Buyer to complete the purchase of the Property;
   B. An account statement or statements from the trust, stock brokerage firm and/or financial institution(s) holding funds and/or Assets confirming a specific amount of funds in US Dollars on deposit with the institution. Such account statement must be for the regular time period that such statements are issued immediately preceding the Binding Agreement Date.
   C. If Option 1(B) is selected above, a loan commitment letter from a mortgage lender.

3. **Authorization and Security.** Buyer does hereby authorize Seller and Listing Broker to communicate with any person providing information regarding Buyer's source of funds to purchase the Property to verify such information and to answer any questions Seller or Listing Broker may have regarding the source of Buyer's funds to purchase the Property. In providing any account statement to Seller, Buyer shall be entitled to delete or otherwise shield account numbers, social security numbers, telephone numbers and other information the release of which could jeopardize the security of the account or put the Buyer at greater risk of identity theft.

4. **Seller's Right to Terminate.** In the event Buyer fails to provide Seller with the Required Information within the timeframe set forth above, Seller shall notify Buyer of the default and give Buyer three (3) days from the date of the delivery of the notice to cure the same. If Buyer does not timely cure the default, Seller may terminate this Agreement within seven (7) days thereafter due to Buyer's default upon notice to Buyer. In the event Seller does not terminate this Agreement within that timeframe, the right to terminate on this basis shall be waived.

5. **Appraisal Contingency.** In addition to the other rights of Buyer set forth herein, this Agreement ☐ shall or ☑ shall not be subject to the Property appraising for at least the purchase price. Buyer shall have the rights set forth in this exhibit in the event the Property does not appraise for at least the purchase price in accordance with the terms and conditions set forth below:
   A. **Type of Appraisal:** The appraisal shall be a "certified appraisal" of the Property (as that term is defined in O.C.G.A. § 43-39A-2) performed or signed off by a licensed or certified appraiser (as those terms are defined in the rules and regulations of the Georgia Real Estate Appraiser's Board) and include a statement that the appraiser performed an "independent appraisal assignment" (as that term is defined in O.C.G.A. § 43-39A-2(24)) with respect to the Property.
   B. **Selection of Appraiser:** The appraiser shall be selected by *[Select one. The sections not selected shall not be a part of this Agreement.]:* ☐ Buyer, ☐ Seller, OR ☐ Other (________________); and all parties agree that this appraiser shall only perform a single certified appraisal of the Property.

C. Rights of Buyer If Property Does Not Appraise: If any appraisal performed pursuant to and in accordance with this exhibit is for less than the purchase price of the Property, the Buyer shall have the right to request within 0 days from the Binding Agreement Date that Seller reduce the sales price of the Property to a price not less than the appraisal price by submitting an Amendment to Sales Price ("ATSP") to Seller along with a complete copy of the appraisal which is for less than the purchase price. In the event that Buyer does not submit an ATSP within the time frame referenced above, Buyer shall be deemed to have waived Buyer's right to request a reduction in the sales price and this Agreement shall no longer be subject to an appraisal contingency. The time limit of the offer for the Seller to accept or reject the ATSP shall run through the earlier of: (1) three (3) days from the date that the ATSP is delivered to Seller; or (2) the time of closing (excluding any extensions of the closing resulting from the unilateral extension of the closing date).

If Seller does not accept the ATSP, Buyer shall have the right, but not the obligation, to terminate this Agreement without penalty upon notice to Seller, provided that such notice is given within three (3) days of the earlier of: (a) the date that Buyer receives notice that Seller has not accepted the ATSP; or (b) the last date Seller could have accepted the ATSP. In neither circumstance shall the Buyer's right to terminate extend beyond the time of closing.

D. Buyer Not Obligated to Seek Price Reduction: Nothing herein shall require Buyer to seek any reduction in the sales price of the Property. If Buyer does not seek a reduction in the sales price, Buyer shall be obligated to purchase the Property for the price agreed to by the parties in the Agreement.

Buyer's Initials: DS TS

Seller's Initials: MC 11/03/23 6:01 PM EDT dotloop verified

COMMUNITY ASSOCIATION DISCLOSURE EXHIBIT "C"

GeorgiaREALTORS

2023 Printing

This Exhibit is part of the Agreement with an Offer Date of 10/23/2023 for the purchase and sale of that certain Property known as: 215 Piedmont Avenue NE Piedmont ave, 407 Atlanta, Georgia 30308 ("Property").

Directions for Filling Out This Community Association Disclosure ("Disclosure"). Seller must fill out this Disclosure accurately and completely. If new information is learned by Seller which materially changes the answers herein, Seller must immediately update and provide Buyer with a revised copy of this Disclosure up until Closing (see Section B for Seller's payment obligations related to initial and updated Disclosures). Seller should ensure the disclosures being made are accurate by confirming the same with the Community Association ("Association") and/or Association Manager(s).

Buyer's Use of Disclosure. While this Disclosure is intended to give the Buyer basic information about the community in which Buyer is purchasing, Buyer should read the covenants and other legal documents for the community ("Covenants") to fully understand Buyer's rights and obligations therein. This Disclosure does not address all issues that may affect Buyer as the owner of a residence in the community. Assessments in community associations tend to increase over time. The Covenants can normally be amended to reflect the changing preferences in the community.

A. KEY TERMS AND CONDITIONS

1. **TYPE OF ASSOCIATION IN WHICH BUYER WILL OR MAY BECOME A MEMBER** (Select all that apply. The boxes not selected shall not be a part of this Exhibit)
   - ☑ Mandatory Membership Condominium Association
   - ☐ Mandatory Membership Community Association
   - ☐ Mandatory Membership Master Association
   - ☐ Optional Voluntary Association
   - ☐ Mandatory Membership Age Restricted Community
   - ☐ All units are occupied by person 62 or older.
   - ☐ At least 80% of the occupied units are occupied by at least one person who is 55 years of age or older
   - ☐ Voluntary Transitioning to Mandatory (Buyer shall be a ☐ voluntary or ☐ mandatory member)

2. **CONTACT INFORMATION FOR ASSOCIATION(S)**
   a. Name of Association: The Landmark Condominium /association Inc.
   Contact Person / Title: Alexandria Betancur, Property Manager
   Association Management Company: ______
   Telephone Number: 470-925-9604
   Email Address: landmarkcondomanagement@gmail.com
   Mailing Address: 215 Piedmont Ave. NE, Atlanta, GA 30308
   Website: www.thelandmarkcondo.net

   b. Name of Master Association: ______
   Contact Person / Title: ______
   Association Management Company: ______
   Telephone Number: ______
   Email Address: ______
   Mailing Address: ______
   Website: ______

3. **ASSESSMENTS**
   The total annual assessments paid to all the above selected Association(s) is $7,452.00 per year and paid as follows: (Select all of that apply. The boxes not selected shall not be a part of this Agreement)
   ☑ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually ☐ Other: ______

4. **SPECIAL ASSESSMENTS**
   a. Buyer's total portion of all special assessments Under Consideration is 0.00.
   b. Buyer's total portion of all approved special assessments is ______.
   c. Approved Special Assessments shall be paid as follows: (Select all that apply. The boxes not selected shall not be a part of this Agreement) ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually ☐ Other: ______
   d. Notwithstanding the above, if the Buyer's portion of any and all special assessment(s) that are passed or Under Consideration after the Binding Agreement Date is $______ or more, Buyer shall have the right, but not the obligation to terminate the Agreement upon notice to Seller, provided that Buyer terminates the Agreement within five (5) days from being notified of the above, after which Buyer's right to terminate shall be deemed waived.

5. **TRANSFER, INITIATION, AND ADMINISTRATIVE FEES**
To the extent Transfer, Initiation, and Administrative Fees are fully and accurately disclosed by Seller, Buyer shall pay $450.00 for all Transfer, Initiation, and Administrative Fees.

6. **UTILITY EXPENSES**
Buyer is required to pay for utilities which are billed separately by the Association and are in addition to any other Association assessments. The Association bills separately for: ☐ Electric ☐ Water/Sewer ☐ Natural Gas ☐ Cable TV ☐ Internet ☐ Other: ______

7. **ASSESSMENTS PAY FOR FOLLOWING SERVICES, AMENITIES, AND COSTS.** The following services, amenities, and costs are included in the Association annual assessment. (Select all which apply. Items not selected in Section 7.a. and/or Section 7.b. shall not be part of this Agreement).

a. **For Property costs include the following:**

☑ Cable TV	☑ Natural Gas	☑ Pest Control	☑ Other: Certificate Liability Insurance
☑ Electricity	☑ Water	☑ Termite Control	☐ Other:
☑ Heating	☐ Hazard Insurance	☑ Dwelling Exterior	☐ Other:
☑ Internet Service	☐ Flood Insurance	☑ Yard Maintenance	☐ Other:

b. **Common Area / Element Maintenance costs include the following:**

☑ Concierge	☑ Pool	☐ Hazard Insurance	☐ Road Maintenance
☐ Gate Attendant	☐ Tennis Court	☐ Flood Insurance	☐ Other:
☑ All Common Area Utilities	☐ Golf Course	☑ Pest Control	☐ Other:
	☐ Playground	☑ Termite Control	☐ Other:
☑ All Common Area Maintenance	☑ Exercise Facility	☐ Dwelling Exterior	☐ Other:
	☐ Equestrian Facility	☑ Grounds Maintenance	☐ Other:
☑ Internet Service	☐ Marina/Boat Storage	☑ Trash Pick-Up	☐ Other:

8. **LITIGATION**. There ☐ **IS** or ☑ **IS NOT** any threatened or existing litigation relating to alleged construction defects in the Association in which the Association is involved. If there is such threatened or existing litigation, please summarize the same below:

☐ Check if additional pages are attached.

9. **VIOLATIONS**. Seller ☐ **HAS** or ☑ **HAS NOT** received any notice or lawsuit from the Association(s) referenced herein alleging that Seller is in violation of any rule, regulation, or Covenant of the Association. If Seller has received such a notice of violation or lawsuit, summarize the same below and the steps Seller has taken to cure the violation.

☐ Check if additional pages are attached.

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A

1. **TYPE OF ASSOCIATION IN WHICH BUYER WILL OR MAY BECOME A MEMBER**
   a. **Defined:** The primary purpose of a Community Association is to provide for the community, business, and governance aspects of the Association. The Association administers and maintains operation of the community as provided in the deed, Covenants and restrictions, rules and regulations, declaration, and/or other Community Association documents.
   b. **Examination:** Buyer acknowledges that ownership of the Property is subject to declarations, certain restrictions (including the ability to rent the Property), and by-laws, which may include additional costs as a member of a mandatory membership Association. Restrictions are subject to change by actions of the Association.
   c. **Owner Limitations:** If repairs and/or replacement of defects in any common element(s) are the exclusive responsibility of the Association, the owner of the Property is unable to make such replacements and/or repairs.

2. **CONTACT INFORMATION FOR ASSOCIATION(S)**
   a. **Consent of Buyer to Reveal Information to Association(s)**. Buyer hereby authorizes closing attorney to reveal to the Association from whom the closing attorney is seeking a Closing Letter the Buyer's name and any contact information the closing attorney has on the Buyer such as telephone numbers, e-mail address, etc. The closing attorney may rely on this authorization.

3. **ASSESSMENTS**
   a. **Disclosure Regarding Fees.** Owners of property in communities where there is a Mandatory Membership Community Association are obligated to pay certain recurring fees, charges, and assessments (collectively "Fee") to the Association. Fees can and do increase over time and, on occasion, there may be the need for a special assessment. The risk of paying increased Fees is assumed by the Buyer in living in a community with a Mandatory Membership Community Association.
   b. **Buyer shall pay** a) any pre-paid regular assessment (excluding Special Assessments) due at Closing for a period of time after Closing; and b) move-in fees, including fees and security deposits to reserve an elevator as these fees are not considered Transfer, Initiation, and Administrative Fees.
   c. **Seller shall pay** a) all Fees owing on the Property which come due before the Closing so that the Property is sold free and clear of liens and monies owed to the Association; and b) any Seller move-out Fees, foreclosure Fees or other fees specifically intended by the Association to be paid by Seller.
   d. **Account Statement or Clearance Letter.** Seller shall pay the cost of any Association account statement or clearance letter ("Closing Letter") including all amounts required by the Association or management company to be pre-paid in order to obtain such Closing Letter. Seller shall not be reimbursed at Closing for any amounts prepaid in order to obtain the Closing Letter. Within two (2) days of notice from the closing attorney, Seller shall pay for the Closing Letter as instructed by the closing attorney. Seller's failure to follow the instructions of the closing attorney may cause a delay in Closing and/or result in additional fees being charged to Seller.

4. **SPECIAL ASSESSMENTS**
   a. **Under Consideration:** For all purposes herein, the term "Under Consideration" with reference to a special assessment shall mean that a notice of a meeting at which a special assessment will be voted upon, has been sent to the members of the Association. If a special assessment(s) has been voted upon and rejected by the members of the Association, it shall not be deemed to be Under Consideration by the Association. Seller warrants that Seller has accurately and fully disclosed all special assessment(s) passed or Under Consideration to Buyer. This warranty shall survive the Closing.
   b. **Liability for Undisclosed Special Assessments:** With respect to special assessment(s) Under Consideration or approved before Binding Agreement Date that are either not disclosed or are not disclosed accurately by Seller to Buyer, Seller shall be liable for and shall reimburse Buyer for that portion of the special assessment(s) that was either not disclosed or was not disclosed accurately.
   c. **Who Pays for Disclosed Special Assessments:** With respect to special assessments, Under Consideration or approved and accurately disclosed above, if an unpaid special assessment is due but may be paid in installments, it shall be deemed to be due in installments for purposes of determining whether it is to be paid by Buyer or Seller. If the special assessment(s) is adopted and due in whole or being paid by installment, installment payments due prior to or on Closing shall be paid by the Seller; and installment payments due subsequent to Closing shall be paid by the Buyer.
   d. **Special Assessments Arising after Binding Agreement Date:** With respect to special assessments that are only Under Consideration after the Binding Agreement Date and are promptly disclosed by Seller to Buyer:
      i. If the special assessment(s) is adopted and due, in whole or in part, prior to or on Closing, that portion due prior to or on Closing shall be paid by the Seller; and
      ii. If the special assessment(s) is adopted and due in whole or part subsequent to Closing, that portion due subsequent to Closing shall be paid by Buyer.

5. **TRANSFER, INITIATION, AND ADMINISTRATIVE FEES**
   a. **Buyer Pays:** Buyer shall pay any initial fee, capital contribution, new member fee, transfer fee, new account set-up fee, fees similar to the above but which are referenced by a different name, one-time fees associated with closing of the transaction and fees to transfer keys, gate openers, fobs and other similar equipment (collective, "Transfer, Initiation, and Administrative Fees) to the extent the total amount due is accurately disclosed above. Advance assessments due at Closing for a period of time after Closing, shall not be Transfer, Initiation, and Administrative Fees and shall be paid by Buyer.
   b. **Seller Pays:** Seller shall pay any amount in excess of the sum disclosed in Section A(5), even in the event of any later disclosures made by the Seller of increase in such Transfer, Initiation, and Administrative Fees. In the event Seller fills in the above blank with "N/A", or anything other than a dollar amount, or is left empty, it shall be the same as Seller filling in the above blank with $0.00.
   c. **Fees Defined:** All Transfer, Initiation, and Administrative Fees paid by Seller pursuant to this section are considered actual Seller fees and are not a Seller concession or contribution to the Buyer's cost to close.

DocuSigned by: [signature] 5FEBDFD7...	Michael Cook (dotloop verified 10/24/23 1:07 AM HST VYUS-325N-ARA8-L2RT)
1 Buyer's Signature	**1 Seller's Signature**
ARK7 Properties ARK7 PROPERTIES PLUS LLC-SERIES#ORHOF	Michael Cook, Executor of Horace Ward Estate
Print or Type Name	Print or Type Name
Date	Date
2 Buyer's Signature	**2 Seller's Signature**
Print or Type Name	Print or Type Name
Date	Date
☐ **Additional Signature Page (F267) is attached.**	☐ **Additional Signature Page (F267) is attached.**